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                                                               EXECUTION VERSION

                 COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

                                 by and between

                 COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

                             (the "CEDING COMPANY")

                                       and

                   ARROW CAPITAL REINSURANCE COMPANY, LIMITED,

    acting on behalf, and for the benefit, of the SEGREGATED ACCOUNT 2009-001

                                (the "REINSURER")

                             Dated December 24, 2009

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS AND INTERPRETATION                                      1
   Section 1.1. Definitions                                                   1
   Section 1.2. Interpretation                                                5
ARTICLE II FORMATION OF THE SEGREGATED ACCOUNT; EFFECTIVE DATE                6
   Section 2.1. Formation of the Segregated Account                           6
   Section 2.2. Effective Date                                                6
ARTICLE III BUSINESS REINSURED; PRE-EXISTING REINSURANCE
   TREATIES; INFORMATION; GUARANTY FUND ASSESSMENTS                           6
   Section 3.1. Coinsurance                                                   6
   Section 3.2. Modified Coinsurance                                          7
   Section 3.3. Follow the Fortunes                                           7
   Section 3.4. Information; Audits                                           8
   Section 3.5. Confidential Information                                      8
   Section 3.6. Pre-Existing Reinsurance Treaties                             9
   Section 3.7. Premium Taxes and Guaranty Fund Assessments                   9
ARTICLE IV CREDIT FOR REINSURANCE FOR GENERAL ACCOUNT LIABILITIES            10
   Section 4.1. Modco; Modco Deposit                                         10
   Section 4.2. Credit For Reinsurance                                       10
   Section 4.3. Letter of Credit                                             10
   Section 4.4. Trust Agreement                                              11
   Section 4.5. Withdrawals from Trust Account or Draws under
      Letter of Credit                                                       12
   Section 4.6. Priority of Use                                              13
ARTICLE V PAYMENT AND REINSURANCE ACCOUNTING                                 13
   Section 5.1. Establishment of the Modco Deposit                           13
   Section 5.2. Adjustments to Modco Deposit                                 13
   Section 5.3. Separate Accounts                                            14
ARTICLE VI REPORTS; SETOFF RIGHTS                                            14
   Section 6.1. Monthly Reports                                              14
   Section 6.2. Periodic Settlements                                         14
   Section 6.3. Offsets                                                      14
ARTICLE VII REPRESENTATIONS, WARRANTIES AND COVENANTS                        15
   Section 7.1. Representations and Warranties of the Ceding Company         15
   Section 7.2. Representations and Warranties of the Reinsurer              15


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   Section 7.3. Maintenance of the Segregated Account                        16
   Section 7.4. No Recourse                                                  16
   Section 7.5. Permitted Distributions from Segregated Account              16
   Section 7.6. Segregated Account Further Agreements                        16
ARTICLE VIII ADMINISTRATION; CHANGES; CREDITING RATES                        17
   Section 8.1. Administration and Expense Allowances                        17
ARTICLE IX TAXES                                                             17
   Section 9.1. Tax Status of Reinsurer                                      17
   Section 9.2. Policy Acquisition Expenses                                  17
ARTICLE X INSOLVENCY                                                         18
   Section 10.1. Insolvency of Ceding Company                                18
   Section 10.2. Insolvency of Reinsurer                                     19
ARTICLE XI ARBITRATION                                                       19
   Section 11.1. Agreement to Arbitrate                                      19
   Section 11.2. Initiation of Arbitration                                   19
   Section 11.3. Appointment of Arbitration Panel                            19
   Section 11.4. Location of Arbitration                                     19
   Section 11.5. Arbitration Award                                           20
   Section 11.6. Waiver of Jury Trial                                        20
ARTICLE XII OVERSIGHTS, ERRORS AND OMISSIONS                                 20
ARTICLE XIII TERMINATION                                                     20
   Section 13.1. Duration                                                    20
   Section 13.2. Termination                                                 20
   Section 13.3. Termination by the Ceding Company                           21
   Section 13.4. Settlement Upon Termination                                 21
ARTICLE XIV INDEMNIFICATION                                                  21
   Section 14.1. Reinsurer's Obligation to Indemnify                         21
   Section 14.2. Ceding Company's Obligation to Indemnify                    21
ARTICLE XV MISCELLANEOUS                                                     22
   Section 15.1. Currency                                                    22
   Section 15.2. Notices                                                     22
   Section 15.3. Amendments; Waiver                                          23
   Section 15.4. Successors and Assigns; Third Party Beneficiaries           23
   Section 15.5. Duty of Cooperation                                         23
   Section 15.6. Submission to Jurisdiction                                  23
   Section 15.7. Governing Law                                               24
   Section 15.8. Entire Agreement                                            24


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   Section 15.9. Severability                                                24
   Section 15.10. Counterparts                                               24
INDEX OF SCHEDULES
Schedule 1.1A - Description of Separate Accounts
Schedule 1.1B - Policy Forms Constituting the Subject Contracts
Schedule 7.5 - Qualifying Distributions
INDEX OF EXHIBITS
Exhibit A - Form of Monthly Report


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                 COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

     This Coinsurance and Modified Coinsurance Agreement (together with the Schedules and Exhibits hereto, this "AGREEMENT"), dated as of December 24, 2009, is made by and between COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, a life insurance company domiciled in the Commonwealth of Massachusetts (together with its successors and assigns, the "CEDING COMPANY"), and ARROW CAPITAL REINSURANCE COMPANY, LIMITED, a reinsurance company domiciled in Bermuda, acting on behalf, and for the benefit, of the SEGREGATED ACCOUNT 2009-001 (together with its successors and assigns, the "REINSURER").

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

     SECTION 1.1. DEFINITIONS. The following terms, when used in this Agreement, shall have the meanings set forth in this Section 1.1. The terms defined below shall be deemed to refer to the singular or plural, as the context requires.

          (a) "AFFILIATE" of any Person means another Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise (except as a result of an office or other official position).

          (b) "AGREEMENT" shall have the meaning set forth in the recitals.

          (c) "ANNUAL ADMINISTRATION FEE" means $100.00 as of the Effective Date, which amount shall be increased on each anniversary of the Effective Date by the corresponding increase, if any, in the Consumer Price Index for all Urban Consumers (CPI- U) "All Items - Unadjusted 12 mos. ended" as compiled by the United States Department of Labor, or such other index as agreed upon by the parties hereto.

          (d) "ARROW" means Arrow Capital Reinsurance Company, Limited.

          (e) "ASSUMED MODCO LIABILITIES" means the liabilities and obligations assumed by the Ceding Company under the PL Modco Agreement.

          (f) "BAP" means, with respect to the Reinsurer, the accounting principles prescribed or permitted by the Bermuda Monetary Authority.

          (g) "BUSINESS DAY" means a Monday, Tuesday, Wednesday, Thursday, or Friday on which banking institutions in Bermuda or the Commonwealth of Massachusetts are not obligated by applicable law to close.

          (h) "CEDING COMPANY" shall have the meaning set forth in the preamble.

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          (i) "CEDING COMPANY INDEMNITEES" shall have the meaning set forth in
Section 14.1.

          (j) "CHARGED ASSESSMENTS" shall have the meaning set forth in Section 3.7.

          (k) "CODE" means the Internal Revenue Code of 1986, as from time to time amended.

          (l) "EFFECTIVE DATE" means 11:59 p.m. (Eastern Time) on December 31, 2009.

          (m) "EXTRA CONTRACTUAL OBLIGATIONS" means all liabilities, obligations and expenses relating to the Subject Contracts (other than those arising under the express terms and conditions, and within the limits, of the Subject Contracts), whether to contractholders, certificate holders, sponsors, insureds, producers, agents, brokers, Governmental Entities or any other Person, which shall include (A) any liability for damages or claims in excess of applicable policy limits, (B) any liability for statutory or regulatory fines, damages, penalties, forfeitures or similar charges of a penal or disciplinary nature, (C) any payment to the Internal Revenue Service or any other Person resulting from or attributable to any act or omission of the Ceding Company (including errors of product design, language, or administration, or inaccurate or incomplete data maintained in books and records) resulting in non-compliance of any Subject Contract with the requirements of the Code and (D) any liability for punitive, consequential, tort, bad faith, exemplary, special, treble or any other form of extra contractual damages which arises from any act, error or omission, whether or not intentional, in bad faith or otherwise, including any act, error or omission relating to (1) the form, marketing, underwriting, production, issuance, cancellation or administration of the Subject Contracts, (2) the investigation, defense, trial, settlement or handling of claims, benefits, distributions, disbursements or any other payments arising out of or relating to the Subject Contracts or (3) the payment of claims, benefits, distributions, disbursements or any other amounts due or alleged to be due under or in connection with the Subject Contracts.

          (n) "FAFLIC" means First Allmerica Financial Life Insurance Company.

          (o) "FAFLIC CORE AGREEMENT" means the Core Coinsurance Agreement dated December 30, 2005 between FAFLIC and the Ceding Company, as may be amended from time to time.

          (p) "GENERAL ACCOUNT" means with respect to the Ceding Company all assets of the Ceding Company, other than assets in separate accounts maintained by the Ceding Company, as determined in accordance with SAP.

          (q) "GENERAL ACCOUNT EXPENSE ALLOWANCE" means, as to any Monthly Period, an amount equal to the Reinsurer's Quota Share of (i) as respects any assumed Subject Contracts, the amount of expense, acquisition or similar allowances payable by the Ceding Company in such Monthly Period under the terms of the applicable assumed reinsurance agreement and (ii) as respects any direct Subject Contracts, the amount of commissions due from the Ceding Company with respect thereto in such Monthly Period, in each case which amounts are not Separate Account Liabilities.


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          (r) "GENERAL ACCOUNT LIABILITIES" means all liabilities and obligations of the Ceding Company based upon or arising out of the express written terms of the Subject Contracts other than Separate Account Liabilities, after deduction for any cessions under the Pre-Existing Reinsurance Treaties, but excluding any Extra Contractual Obligations (unless assumed by the Ceding Company pursuant to the terms of the FAFLIC Core Agreement).

          (s) "GENERAL ACCOUNT MODCO RESERVES" shall mean, as of a date, that portion of the General Account Reserves equal to the reserves the Ceding Company is required to maintain in respect of the Quota Share of the General Account Liabilities ceded to Reinsurer hereunder as determined by the Ceding Company in accordance with Actuarial Guidelines 33, 34 and 39 (as in effect on the date hereof), including any interest maintenance reserve, and, for the avoidance of doubt, without regard to Actuarial Guideline 43.

          (t) "GENERAL ACCOUNT REINSURANCE PREMIUM" means the Reinsurer's Quota Share of policyholder premiums and considerations received under the Subject Contracts to the extent allocated to the General Account.

          (u) "GENERAL ACCOUNT REMAINDER RESERVES" shall mean, as of a date, General Account Reserves less General Account Modco Reserves, but shall in no event be less than zero.

          (v) "GENERAL ACCOUNT RESERVES" means, as of a date, the amount of reserves as of such date corresponding to the General Account Liabilities, such amount as determined by the Ceding Company in accordance with SAP, including any interest maintenance reserve.

          (w) "GOVERNMENTAL ENTITIES" shall have the meaning set forth in
Section 7.1(c).

          (x) "INITIAL MODCO AMOUNT" shall have the meaning set forth in Section 4.1(a).

          (y) "LOSS" shall have the meaning set forth in Section 14.1.

          (z) "MODCO ASSETS" shall have the meaning set forth in Section 4.1(b).

          (aa) "MODCO DEPOSIT" shall have the meaning set forth in Section
4.1(a).

          (bb) "MONTHLY PERIOD" means a calendar month, commencing on the first day of a month to and including the final day of such month. Notwithstanding anything to the contrary, the first Monthly Period shall commence on the Effective Date and end on, and include, January 31, 2010.

          (cc) "MONTHLY REPORT" shall mean the report substantially in the form set forth on EXHIBIT A.

          (dd) "PL CONTRACTS" means the variable annuity contracts, the liabilities and obligations under which were assumed on a modified coinsurance basis by the Ceding Company pursuant to the PL Modco Agreement.


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          (ee) "PL MODCO AGREEMENT" means the Modco Agreement, dated July 3,
2006, between Chase Insurance Life & Annuity Company and the Ceding Company (f/k/a Allmerica Financial Life Insurance and Annuity Company), as amended November 20, 2007 and as further amended from time to time.

          (ff) "PL MODCO SETTLEMENT AMOUNT" means the "Calculated Amount" which is determined in accordance with Exhibit L of the PL Modco Agreement as paid to the Ceding Company or paid by the Ceding Company, as the case may be, in respect of the periodic settlements required under the PL Modco Agreement.

          (gg) "PERSON" means an individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, governmental entity, or other entity.

          (hh) "PRIVATE ACT" means the Arrow Reinsurance Company, Limited Act 1997, under which the Reinsurer is a Sponsored Entity pursuant to Section 7 of the Private Act.

          (ii) "PRE-EXISTING REINSURANCE TREATIES" means all reinsurance agreements (other than this Agreement) under which any Subject Contracts are reinsured for the benefit of the Ceding Company as such reinsurance agreements may be terminated, non-renewed, renewed or replaced in accordance with Section 3.6.

          (jj) "QUALIFIED UNITED STATES FINANCIAL INSTITUTION" shall have the meaning set forth in Massachusetts Insurance Code Section 175:20A(3) or any applicable successor provision.

          (kk) "QUOTA SHARE" means one hundred percent (100%).

          (ll) "REINSURED LIABILITIES" means the General Account Liabilities, the Separate Account Liabilities and the Assumed Modco Liabilities.

          (mm) "REINSURER" shall have the meaning set forth in the preamble.

          (nn) "REINSURER INDEMNITEES" shall have the meaning set forth in
Section 14.2.

          (oo) "SAP" means, with respect to the Ceding Company, the statutory accounting principles and practices prescribed or permitted by the domiciliary state of the Ceding Company at the time of determination, applied in a manner consistent with the historical reporting of the Ceding Company (modified to the extent required by any changes in applicable law or statutory accounting principles).

          (pp) "SEGREGATED ACCOUNT" means Arrow's Segregated Account 2009-001.

          (qq) "SEPARATE ACCOUNTS" means the separate accounts established by the Ceding Company and listed on SCHEDULE 1.1A.


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          (rr) "SEPARATE ACCOUNT CHARGES" means amounts withdrawn from Separate
Accounts to pay to the General Account fees and expenses under the Subject Contracts, including but not limited to "m and e" charges, administrative fees, revenue sharing fees, 12b-1 fees and other fees due and payable thereunder.

          (ss) "SEPARATE ACCOUNT LIABILITIES" means (i) the liabilities and obligations of the Ceding Company equal to the account values of the Separate Accounts and (ii) the separate account liabilities ceded by FAFLIC to the Ceding Company on a modified coinsurance basis pursuant to the FAFLIC Core Agreement.

          (tt) "SEPARATE ACCOUNT NET TRANSFER" means, in respect of a specified period, the Reinsurer's Quota Share of (i) the aggregate account value transferred from the Separate Accounts to the Subject Contractholders' General Account MINUS (ii) the aggregate account value transferred from the Subject Contractholders' General Account to the Separate Accounts.

          (uu) "SETTLEMENT DATE" means a date within ten (10) Business Days following transmittal of a Monthly Report.

          (vv) "SUBJECT CONTRACTHOLDERS' GENERAL ACCOUNT" means that portion of funds under Subject Contracts invested in the General Account.

          (ww) "SUBJECT CONTRACTS" means the variable annuity contracts (including any riders and endorsements) which (i) have been issued on the policy forms listed on SCHEDULE 1.1B on or before the Effective Date, (ii) are issued by the Ceding Company following the Effective Date (x) on the policy forms listed on SCHEDULE 1.1B and (y) pursuant to the underwriting standards, procedures and guidelines in effect as of the Effective Date, with such changes thereto as are consented to by the Reinsurer (such consent not to be unreasonably withheld, delayed or conditioned) or (iii) have been ceded as of the Effective Date, or are ceded following the Effective Date, to the Ceding Company pursuant to the FAFLIC Core Agreement. Subject Contracts do not include PL Contracts.

          (xx) "TRUST AGREEMENT" means the Trust Agreement dated as of December 23, 2009 by and among the Reinsurer, as grantor, the Ceding Company, as beneficiary, and The Bank of New York Mellon, as trustee.

     SECTION 1.2. INTERPRETATION.

          (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, Exhibit or a Schedule to, this Agreement unless otherwise indicated. The Article and Section headings and table of contents contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly stated otherwise herein. The definitions contained in this Agreement are applicable to the


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singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including successor statutes. References to a Person are also to its successors and permitted assigns.

          (b) The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE II
                      FORMATION OF THE SEGREGATED ACCOUNT;
                                 EFFECTIVE DATE

     SECTION 2.1. FORMATION OF THE SEGREGATED ACCOUNT.

          (a) The Segregated Account is hereby deemed to be established pursuant to the Private Act.

          (b) This agreement shall be designated as a Policy for the purposes of the Private Act and shall be treated as an insurance contract for the purposes of the Insurance Act 1978 of Bermuda.

     SECTION 2.2. EFFECTIVE DATE.

          This Agreement shall become effective on the Effective Date and shall remain in force unless modified by mutual agreement or terminated as provided for in ARTICLE XIII hereof.

                                   ARTICLE III
             BUSINESS REINSURED; PRE-EXISTING REINSURANCE TREATIES;
                     INFORMATION; GUARANTY FUND ASSESSMENTS

     SECTION 3.1. COINSURANCE.

          (a) GENERAL ACCOUNT LIABILITIES GIVING RISE TO GENERAL ACCOUNT REMAINDER RESERVES UNDER EXISTING SUBJECT CONTRACTS. As of the Effective Date, the Ceding Company hereby agrees to cede on an indemnity coinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to reinsure and indemnify the Ceding Company for, the Quota Share of all General Account Liabilities giving rise to the General Account Remainder Reserves under Subject Contracts written on or before the Effective Date.

          (b) GENERAL ACCOUNT LIABILITIES GIVING RISE TO GENERAL ACCOUNT REMAINDER RESERVES UNDER NEW SUBJECT CONTRACTS. After the Effective Date, the Ceding Company will automatically cede on an indemnity coinsurance basis to the Reinsurer, and the Reinsurer will automatically accept and agree to reinsurer and indemnify the Ceding Company for, the Quota


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Share of all General Account Liabilities giving rise to the General Account
Remainder Reserves under Subject Contracts written after the Effective Date.

     SECTION 3.2. MODIFIED COINSURANCE.

          (a) GENERAL ACCOUNT LIABILITIES GIVING RISE TO GENERAL ACCOUNT MODCO RESERVES UNDER EXISTING SUBJECT CONTRACTS. As of the Effective Date, the Ceding Company hereby agrees to cede on a modified coinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to reinsure and indemnify the Ceding Company for, the Quota Share of all General Account Liabilities giving rise to General Account Modco Reserves under Subject Contracts written on or before the Effective Date.

          (b) GENERAL ACCOUNT LIABILITIES GIVING RISE TO GENERAL ACCOUNT MODCO RESERVES UNDER NEW SUBJECT CONTRACTS. After the Effective Date, the Ceding Company will automatically cede on a modified coinsurance basis to the Reinsurer, and the Reinsurer will automatically accept and agree to reinsure and indemnify the Ceding Company for, the Quota Share of all General Account Liabilities giving rise to General Account Modco Reserves under Subject Contracts written after the Effective Date.

          (c) SEPARATE ACCOUNT LIABILITIES UNDER EXISTING SUBJECT CONTRACTS. As of the Effective Date, the Ceding Company hereby agrees to cede on a modified coinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to reinsure and indemnify the Ceding Company for, the Quota Share of all Separate Account Liabilities under Subject Contracts written on or before the Effective Date.

          (d) SEPARATE ACCOUNT LIABILITIES UNDER NEW SUBJECT CONTRACTS. After the Effective Date, the Ceding Company will automatically cede on a modified coinsurance basis to the Reinsurer, and the Reinsurer will automatically accept and agree to reinsure and indemnify the Ceding Company for, the Quota Share of all Separate Account Liabilities under Subject Contracts written after the Effective Date.

          (e) ASSUMED MODCO LIABILITIES. As of the Effective Date, the Ceding Company hereby agrees to cede on a modified coinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to reinsure and indemnify the Ceding Company for, the Quota Share of all Assumed Modco Liabilities.

     SECTION 3.3. FOLLOW THE FORTUNES.

          The Reinsurer's liability under this Agreement shall commence on the Effective Date, and all reinsurance with respect to which the Reinsurer shall be liable by virtue of this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, proportion of premiums paid to, and reinsurance recoveries benefiting, the Ceding Company, the true intent of this Agreement being that the Reinsurer shall follow the fortunes of the Ceding Company with respect to the Reinsured Liabilities, and the Reinsurer shall be bound, without limitation, by all payments and settlements that constitute Reinsured Liabilities entered into by the Ceding Company as the administrator of the Subject Contracts and the PL Contracts on and after the Effective Date.


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     SECTION 3.4. INFORMATION; AUDITS.

          (a) The Ceding Company shall provide to the Reinsurer all material information available to it relating to the Reinsured Liabilities and, the Reinsurer agrees to keep such information confidential in accordance with
Section 3.5 hereof. Notwithstanding the foregoing, the Ceding Company shall not be required to share any information with the Reinsurer to the extent that (x) the Ceding Company is subject to a confidentiality agreement with respect to such information, or (y) the Ceding Company is prohibited from sharing such information with the Reinsurer pursuant to any applicable law relating to the privacy of non-public personal information or otherwise. Failure to provide any such information, or include any claim, policy form or other information relating to the Reinsured Liabilities, shall not affect the reinsurance coverage provided for by this Agreement. The Reinsurer shall be responsible for any out-of-pocket costs, expenses and payments (including, without limitation, any fees required in seeking a waiver of confidentiality) in connection with obtaining and providing any such material information or seeking a waiver of any confidentiality pursuant to this Section 3.4(a).

          (b) The Reinsurer, or its duly authorized legal, accounting, and actuarial representatives, shall have access, at reasonable times and upon reasonable notice during the term of this Agreement, to books and records maintained by the Ceding Company which pertain to the reinsurance provided under this Agreement and the employees, accountants and other relevant advisors of the Ceding Company. The Reinsurer shall bear its own expenses in connection with such access and shall promptly reimburse the Ceding Company for any out-of-pocket expenses incurred by the Ceding Company in connection with such access by the Reinsurer and its representatives.

     SECTION 3.5. CONFIDENTIAL INFORMATION.

          Each of the Ceding Company and the Reinsurer hereby agree to hold confidential and not disclose any client or proprietary information (each as described in the succeeding paragraph) of the other party, except as set forth in this Agreement, unless otherwise agreed to in writing. The foregoing limitation shall not apply to proprietary information to the extent such proprietary information otherwise becomes publicly available, or the disclosure
(i) has been mandated by law, or (ii) is duly required by external auditors.

          Client information includes medical, financial and other personal information about proposed, current and former policyowners, insureds, applicants, and beneficiaries of Subject Contracts or PL Contracts. Proprietary information includes but is not limited to underwriting manuals and guidelines, applications and contract forms and premium rates and allowances of the Reinsurer and the Ceding Company. In addition, the Ceding Company and the Reinsurer will comply with relevant privacy legislation. Notwithstanding any provision herein to the contrary, the confidentiality provisions of this Agreement shall survive the termination hereof.

          Notwithstanding any other provision of this agreement to the contrary, information concerning the PL Contracts shall be subject to, and disclosure thereof to the Reinsurer shall be restricted by, the provisions concerning confidentiality set forth in the PL Modco Agreement. Notwithstanding any other provision of this agreement or the PL Modco


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Agreement to the contrary, each of the parties hereto may disclose to any person the tax structure and tax treatment of this Agreement.

     SECTION 3.6. PRE-EXISTING REINSURANCE TREATIES.

          (a) The collectibility of reinsurance under the Pre-Existing Reinsurance Treaties with respect to the Subject Contracts from reinsurers of the Ceding Company shall be at the risk of and for the account of the Ceding Company.

          (b) The Reinsurer acknowledges and agrees that the Ceding Company may terminate, recapture or non-renew any Pre-Existing Reinsurance Treaty without the consent of the Reinsurer. From and after the date of any such termination, recapture or non-renewal, the Reinsurer shall be liable for, and receive the benefits relating to, the Quota Share of increases to the Reinsured Liabilities related to such termination, recapture or non-renewal.

          (c) The Reinsurer acknowledges and agrees that the Ceding Company may renew, amend or replace any Pre-Existing Reinsurance Treaty without the consent of the Reinsurer.

     SECTION 3.7. PREMIUM TAXES AND GUARANTY FUND ASSESSMENTS.

          The Ceding Company will pay (or will cause to be paid) all premium taxes (or other taxes imposed in lieu thereof) ("PREMIUM TAXES") and guaranty fund assessments ("ASSESSMENTS") (whether incurred prior to, on or after the Effective Date) related to the Subject Contracts. The Reinsurer shall reimburse the Ceding Company for the Quota Share of any and all Premium Taxes and Assessments other than fees characterized as "Class A" or "administrative" fees ("CHARGED ASSESSMENTS") paid by the Ceding Company on premiums received by the Ceding Company on or after the Effective Date on the Subject Contracts to the extent allocated to the General Account. The Ceding Company shall include the amount of such Premium Tax and Charged Assessments for which it seeks reimbursement following the end of each Monthly Period on the Monthly Report for such Monthly Period. The Ceding Company shall also deliver to the Reinsurer Premium Tax and Charged Assessment information reasonably necessary for the Reinsurer to evaluate the correctness of the calculation thereof. The Reinsurer shall pay to the Ceding Company the amount of Premium Tax and Charged Assessment due as part of the monthly settlement. The Ceding Company shall notify the Reinsurer as soon as possible upon the commencement of an audit or other proceeding that may give rise to a reimbursement obligation under this Section
3.7. The Ceding Company shall not settle or compromise a claim that may give rise to a reimbursement obligation under this Section 3.7 without the Reinsurer's consent. To the extent that the Ceding Company shall obtain a refund or receive credit or any other benefit in respect of all or any part of any Charged Assessment or Premium Taxes that were the subject of reimbursement pursuant to this Section 3.7, Company shall promptly pay to the Reinsurer the amount of such refund, credit or other benefit.


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                                   ARTICLE IV
             CREDIT FOR REINSURANCE FOR GENERAL ACCOUNT LIABILITIES

     SECTION 4.1. MODCO; MODCO DEPOSIT.

          (a) As of the Effective Date, the Ceding Company will establish a modified coinsurance deposit (the "MODCO DEPOSIT") consisting of identified assets in its General Account (which assets shall include any hedges established by the Ceding Company in connection with General Account Liabilities) with aggregate SAP carrying value equal to the General Account Modco Reserves (the "INITIAL MODCO AMOUNT"). The Modco Deposit will be maintained and controlled by the Ceding Company and will not be transferred to the Reinsurer.

          (b) The Initial Modco Amount shall increase or decrease at the end of each calendar month based on the monthly settlement, as provided in Section 5.2. The assets constituting the Modco Deposit (the "MODCO ASSETS") shall be valued according to their SAP carrying value. The Modco Deposit shall remain in effect for as long as Reinsurer has outstanding obligations due under this Agreement or until terminated by mutual agreement. The Modco Assets shall be unencumbered and shall be subject to withdrawal solely by, and under the exclusive control of, the Ceding Company.

     SECTION 4.2. CREDIT FOR REINSURANCE.

          In order to provide Ceding Company with financial statement credit for the reinsurance of the General Account Remainder Reserves ceded hereunder on its statutory financial statement filed in its state of domicile and all other states where it must file statutory statements, the Reinsurer, at its option, shall either (i) have in place as of the Effective Date for the exclusive benefit of the Ceding Company, a clean, irrevocable, unconditional and evergreen Letter of Credit (the "LETTER OF CREDIT") with term of at least one year, issued or confirmed by a Qualified United States Financial Institution or (ii) create, as grantor, as of the Effective Date for the exclusive benefit of the Ceding Company, an account (the "TRUST ACCOUNT") with a trustee that is a Qualified United States Financial Institution, naming the Ceding Company as sole beneficiary thereof. Reinsurer shall ensure that the Trust Account or Letter of Credit, as applicable, is maintained in force while there remain General Account Remainder Reserves ceded under this Agreement. The Reinsurer may, by giving at least 90 days prior written notice to the Ceding Company, elect to switch the method for providing financial statement credit to the Ceding Company from the Trust Account to the Letter of Credit, or vice versa.

     SECTION 4.3. LETTER OF CREDIT.

          If the Reinsurer elects to provide the Ceding Company a Letter of Credit pursuant to Section 4.2, the Ceding Company and the Reinsurer agree as follows:

          (a) The amount of the Letter of Credit will equal or exceed the General Account Remainder Reserves.

          (b) The Letter of Credit will provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said letter or any future expiration date unless thirty (30) days prior to any expiration the issuing bank shall notify the


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Ceding Company by registered mail or courier service that the issuing bank elects not to consider the Letter of Credit renewed for any additional period.

          (c) The Letter of Credit may be drawn upon by the Ceding Company at any time notwithstanding any other provision of this Agreement.

          (d) If the Monthly Report prepared in accordance with Section 6.1(a) in respect of the last month of any calendar quarter reflects that the Reinsurer's Quota Share of General Account Remainder Reserves exceeds the balance of the Letter of Credit as of the report date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Ceding Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If such Monthly Report reflects, however, that the Reinsurer's Quota Share of General Account Remainder Reserves is less than the balance of the Letter of Credit as of the report date, the Ceding Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

     SECTION 4.4. TRUST AGREEMENT.

          If the Reinsurer elects to provide the Ceding Company a Trust Account pursuant to Section 4.2, the Ceding Company and the Reinsurer agree as follows:

          (a) The Reinsurer shall deposit in the Trust Account, Authorized Investments (as defined below) with a then current fair market value equal to the General Account Remainder Reserves, and the trustee shall hold assets in the Trust Account for the benefit of the Ceding Company pursuant to the terms of the Trust Agreement. The Trust Account shall be established and maintained in compliance with all requirements of M.G.L. c. 175 or any successor provision and all other applicable laws governing the Ceding Company's right to take financial statement credit for the reinsurance under this agreement, including, without limitation, 211 CMR 130.09 and 130.10 of the Code of Massachusetts Regulations for the Commonwealth of Massachusetts.

          (b) The assets deposited in the Trust Account shall be valued according to their fair market value as of the date as of which such assets are required to be valued under Section 4.4(d) and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender) and investments of the types both permitted by M.G.L. c. 175 and as specified in paragraphs (1), (2), (3),
(8) and (10) of New York Insurance Law Section 1404(a), provided that such investments are issued by an institution that is not controlling, controlled by, or under common control with either the Grantor or the Beneficiary ("AUTHORIZED INVESTMENTS").

          (c) Prior to depositing assets in the Trust Account, the Reinsurer shall execute assignments or endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without consent or signature from the assuming insurer or any other entity.

          (d) The Reinsurer shall maintain Authorized Investments in the Trust Account with an aggregate fair market value at least equal to the General Account Remainder Reserves.


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The amount of security provided by the Reinsurer shall be adjusted following the end of each calendar quarter in accordance with the related Monthly Report in respect of the last month of such calendar quarter provided by the Ceding
Company to the Reinsurer in accordance with Section 6.1(a).

               (i) If the aggregate fair market value of the Authorized Investments held in the Trust Account at the end of any calendar quarter is less than the General Account Remainder Reserves, the Reinsurer shall, no later than ten (10) days following the delivery of the related Monthly Report in respect of the last month of such calendar quarter, transfer additional Authorized Investments to the Trust Account so that the aggregate fair market value of Authorized Investments held in the Trust Account is not less than the General Account Remainder Reserves.

               (ii) If the aggregate fair market value of the Authorized Investments in the Trust Account exceeds 102% of the General Account Remainder Reserves, calculated based on the Monthly Report in respect of the last month of the most recent calendar quarter, then the Reinsurer shall have the right to seek approval (which shall not be unreasonably or arbitrarily withheld) from the Ceding Company to withdraw from the Trust Account all or any part of such excess.

     SECTION 4.5. WITHDRAWALS FROM TRUST ACCOUNT OR DRAWS UNDER LETTER OF
CREDIT.

          (a) The Reinsurer and the Ceding Company agree that the Ceding Company may withdraw assets in the Trust Account or draw on the Letter of Credit at any time notwithstanding any other provision of this Agreement. Such withdrawals or draws shall be used by the Ceding Company, or any successor in interest of the Ceding Company (which successor includes a court appointed domiciliary receiver of the Ceding Company, including any conservator, rehabilitator or liquidator), for the following reasons only:

               (i) to pay or reimburse the Ceding Company for the Reinsurer's share of premiums returned, but not yet recovered from the Reinsurer, to the owners of the Subject Contracts on account of cancellation of such contracts;

               (ii) to pay or reimburse the Ceding Company for the Reinsurer's share of surrenders and benefits or losses paid by the Ceding Company, but not yet recovered from the Reinsurer, under the terms and provisions of the Subject Contracts;

               (iii) to pay or reimburse the Ceding Company for any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company relating to the Subject Contracts;

               (iv) where the Ceding Company has received notification of termination of the Trust Account or non-renewal of the Letter of Credit and where the Reinsurer's obligations with respect to the Subject Contracts remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw or draw amounts equal to the Reinsurer's share of liabilities with respect to the Subject Contracts, to the extent that the liabilities with respect to the Subject Contracts have not yet been funded by the Reinsurer, and deposit those amounts in a separate account, in the name of the


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     Ceding Company in any Qualified United States Financial Institution apart from its general assets, in trust for the uses and purposes specified in Sections 4.5(a)(i) and (ii) as may remain executory after withdrawal and for any period after the termination date;

               (v) to make payment to the Reinsurer of amounts held in the Trust Account in excess of the amount necessary to secure the credit or reduction from liability for the Subject Contracts; and

               (vi) to pay or reimburse the Ceding Company for the Reinsurer's share of any other amounts the Ceding Company claims are due under this Agreement.

          (b) In the event the amount withdrawn by the Ceding Company from the Trust Account or drawn by the Ceding Company under the Letter of Credit exceeds the actual amount required under the immediately foregoing clauses (i), (ii),
(iii) and (iv), or in the case of (vi) above any amounts which are subsequently determined not to be due, the Ceding Company shall promptly return to the Reinsurer the excess amounts so withdrawn or drawn and, until such excess amounts are returned to the Reinsurer, such amounts, together with interest thereon, shall be held by the Ceding Company for the benefit of the Reinsurer and the Reinsurer shall be entitled to all rights, title and interest in said amounts. The interest rate applicable to such amounts will be at a rate equal to the prime rate of interest as stated in the Federal Reserve Statistical Release
H.15. Interest will be earned from the date the amount is withdrawn or drawn until that amount is repaid. All the foregoing shall be applied without diminution because of insolvency on the part of the Ceding Company or the Reinsurer.

     SECTION 4.6. PRIORITY OF USE. The parties agree that if an amount is properly subject to withdrawal by the Ceding Company from the Modco Deposit and by withdrawal from the Trust Account or draw under the Letter of Credit, such amount shall first be withdrawn from the Modco Deposit and upon, and only upon, exhaustion thereof, withdrawn from the Trust Account or drawn under the Letter of Credit.

                                    ARTICLE V
                       PAYMENT AND REINSURANCE ACCOUNTING

     SECTION 5.1. ESTABLISHMENT OF THE MODCO DEPOSIT. On the Effective Date, the Ceding Company shall establish the Modco Deposit as set forth in Section 4.1.

     SECTION 5.2. ADJUSTMENTS TO MODCO DEPOSIT.

          (a) The Ceding Company shall adjust the Modco Deposit on a monthly basis, as reflected in the Monthly Report delivered pursuant to Section 6.1.

          (b) Premium paid or payable by Ceding Company on any Pre-Existing Reinsurance Treaties in respect of Subject Contracts to the extent allocated to the General Account shall reduce the amount of General Account Reinsurance Premium that would otherwise be reflected as an increase to the "Monthly Modco Settlement Amount" reflected on EXHIBIT A, and any benefits or allowances received or receivable under Pre-Existing Reinsurance Treaties in respect of Subject Contracts to the extent allocated to the General Account shall


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reduce benefits that would otherwise be reflected as a decrease to the "Monthly
Modco Settlement Amount" reflected on EXHIBIT A.

     SECTION 5.3. SEPARATE ACCOUNTS.

          The Reinsurer will have no legal or equitable interest in any Separate Account or any assets held therein arising solely by virtue of the reinsurance provided pursuant to this Agreement.

                                   ARTICLE VI
                             REPORTS; SETOFF RIGHTS

     SECTION 6.1. MONTHLY REPORTS.

          (a) Within thirty (30) calendar days following the end of each Monthly Period, the Ceding Company shall provide the Monthly Report for such Monthly Period in the form set forth in EXHIBIT A.

          (b) The Ceding Company shall provide the Reinsurer with supporting calculations with respect to the amounts reflected on the Monthly Report as reasonably requested by the Reinsurer. The Reinsurer and its employees, advisors and agents shall have a reasonable right to review and discuss the Monthly Report with employees, accountants and other relevant advisors of the Ceding Company during normal business hours.

     SECTION 6.2. PERIODIC SETTLEMENTS.

          (a) If the "Monthly Aggregate Settlement Amount" set forth on the Monthly Report reflects a net amount due the Reinsurer, then the Ceding Company shall pay to the Reinsurer such amount. If the "Monthly Aggregate Settlement Amount" set forth on the Monthly Report reflects a net amount due the Ceding Company, then the Reinsurer shall pay to the Ceding Company such amount. The "Monthly Aggregate Settlement Amount", in each case, shall be paid within ten
(10) days of delivery of the Monthly Report; PROVIDED, that any such payment that would otherwise be due on a day that is not a Business Day shall be due on the next following Business Day.

          (b) All payments due directly to the Reinsurer or the Ceding Company shall be remitted by wire transfer in immediately available funds.

     SECTION 6.3. OFFSETS.

          Any debts or credits incurred on or after the Effective Date in favor of or against either the Ceding Company or Reinsurer with respect to this Agreement shall be setoff, and only the net balance shall be paid.


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                                   ARTICLE VII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE CEDING COMPANY.

          The Ceding Company represents and warrants to the Reinsurer as of the date hereof and, unless otherwise specified in any representation or warranty below, shall be deemed to have represented and warranted as of the Effective Date, as follows:

          (a) The Ceding Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and it has the requisite corporate power and authority to perform its obligations under this Agreement.

          (b) This Agreement has been duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery of this Agreement by the Reinsurer, constitutes a legal, valid and binding obligation of the Ceding Company, enforceable against the Ceding Company in accordance with its terms.

          (c) The execution and delivery of this Agreement do not, and the performance by the Ceding Company of its obligation hereunder will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the articles or certificate of incorporation and by-laws or comparable organizational documents of the Ceding Company, (ii) any contract, permit, order, judgment or decree to which the Ceding Company is a party, (iii) any order of any governmental agency, authority, entity or instrumentality ("GOVERNMENTAL ENTITY") or (iv) any applicable law, except for such violations or defaults which would not reasonably be expected to have a material adverse effect on the business being reinsured hereunder or the Ceding Company's ability to satisfy its obligations hereunder.

     SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF THE REINSURER.

          The Reinsurer represents and warrants to the Ceding Company as of the date hereof and, unless otherwise specified in any representation or warranty below, shall be deemed to have represented and warranted as of the Effective Date, as follows:

          (a) Arrow is a corporation duly organized, validly existing and in good standing (to the extent legally applicable) under the laws of Bermuda and has the requisite corporate power and authority to perform its obligations under this Agreement. The Segregated Account has been established pursuant to the Private Act and this Agreement.

          (b) This Agreement has been duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery of this Agreement by the Ceding Company, constitutes a legal, valid and binding obligation of the Reinsurer, enforceable against the Reinsurer in accordance with its terms.

          (c) The execution and delivery of this Agreement do not, and the performance by the Reinsurer of its obligation hereunder will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of


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

termination or cancellation under, any provision of (i) the articles or certificate of incorporation and bye-laws or comparable organizational documents of Arrow or the Reinsurer, (ii) any contract, permit, order, judgment or decree to which Arrow or the Reinsurer is a party, (iii) any order of any Governmental Entity or (iv) any applicable law, except for such violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Reinsurer's ability to satisfy its obligations hereunder.

     SECTION 7.3. MAINTENANCE OF THE SEGREGATED ACCOUNT.

          Arrow shall maintain the Segregated Account pursuant to the Private Act and this Agreement and shall allocate and direct to the Segregated Account such assets and property whatsoever and howsoever arising related to this Agreement with the effect that such assets and property should be legally segregated in accordance with the terms of the Private Act from (A) the general assets and property of Arrow, and (B) the assets and property of any other segregated account of Arrow.

     SECTION 7.4. NO RECOURSE.

          Other than the Modco Assets, the assets in the Trust Account and the assets and property in the Segregated Account, the Ceding Company shall not have any recourse, direct or indirect, with respect to the obligations of the Reinsurer or Arrow under this Agreement or any certificate or other writing delivered in connection herewith, against Arrow or any of its assets or property.

     SECTION 7.5. PERMITTED DISTRIBUTIONS FROM SEGREGATED ACCOUNT.

          For as long the Reinsurer has outstanding obligations due under this Agreement, Arrow shall not, and shall not cause or permit the Segregated Account to, pay or distribute assets of the Segregated Account other than a payment or distribution (i) made to or for the benefit of the Ceding Company under the terms of this Agreement, (ii) made with the express written consent of the Ceding Company (which consent may be withheld for any reason) or (iii) which is a Qualifying Distribution. A "QUALIFYING DISTRIBUTION" is a distribution or payment of assets from the Segregated Account to Arrow (or another segregated account of Arrow) in an amount equal to or less than the excess, if any, of (A) the surplus in the Segregated Account determined in accordance with BAP OVER (B) the amount reflected on SCHEDULE 7.5 hereto in respect of the applicable calendar year; PROVIDED that (x) the Reinsurer is not in breach of any of its obligations under this Agreement or the Trust Agreement at the time such distribution or payment is made and (y) making such payment or distribution will not result in a breach by Reinsurer of any of its obligations under this Agreement or the Trust Agreement, or in a violation by the Reinsurer of applicable law.

     SECTION 7.6. SEGREGATED ACCOUNT FURTHER AGREEMENTS.

          The Reinsurer, either individually or on behalf, and for the benefit, of the Segregated Account, shall not at any time, without the prior written approval of the Ceding Company or unless expressly permitted by this Agreement:
(A) enter into any agreements or contracts with respect to the Segregated Account other than this Agreement, the Trust Agreement and agreements entered into with respect to the Letter of Credit or (B) amend, rescind, terminate


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or waive any rights under, or consent to the assignment of, this Agreement, the
Trust Agreement or any agreement entered into with respect to the Letter of Credit.

                                  ARTICLE VIII
                    ADMINISTRATION; CHANGES; CREDITING RATES

     SECTION 8.1. ADMINISTRATION AND EXPENSE ALLOWANCES.

          (a) The Ceding Company and the Reinsurer agree that the Subject Contracts and PL Contracts will be administered by the Ceding Company in good faith, and the Ceding Company agrees to perform such administrative services:
(i) consistent with its current practice and (ii) in material compliance with all applicable law and the requirements of the Subject Contracts, the PL Contracts, the PL Modco Agreement and the FAFLIC Core Agreement. The Ceding Company shall have no liability to the Reinsurer for the administration of the Subject Contracts or the PL Contracts, except for bad faith, gross negligence or an intentional breach of this Section 8.1(a).

          (b) For each calendar month, the Reinsurer will pay the Ceding Company with respect to each Subject Contract and each PL Contract in force during the applicable calendar month, its Quota Share of one twelfth (pro rated with respect to any partial Monthly Periods) of the Annual Administration Fee for the Ceding Company's administration of such Subject Contracts and PL Contracts. For purposes of this Section 8.1(b), the number of Subject Contracts and PL Contracts in force during any calendar month shall be deemed to be the sum of Subject Contracts and PL Contracts in force on the first day of such calendar month.

                                   ARTICLE IX
                                      TAXES

     SECTION 9.1. TAX STATUS OF REINSURER.

          Reinsurer represents and warrants that it is treated as a United States Person within the meaning of section 7701(a)(30) of the Code and is subject to United States taxation under Subchapter L of the Code.

     SECTION 9.2. POLICY ACQUISITION EXPENSES.

          The parties hereto jointly elect under Treasury Regulations Section 1.848-2(g)(8) as follows:

          (a) For each taxable year, the party with net positive consideration, as defined in Treasury Regulations Section 1.848-2, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code. Each party shall attach a schedule to its federal income tax return for the first taxable year for which this election is in effect stating that an election under Treasury Regulations Section 1.848-2(g)(8) has been made for this Agreement.


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          (b) The parties agree to exchange information about the amount of net consideration for all reinsurance agreements in force between them to ensure consistency for purposes of computing specified policy acquisition expenses.

          (c) The Ceding Company will submit a schedule to the Reinsurer by March 1 of each year of its calculation of the net consideration for the preceding calendar year, which upon written request of the Reinsurer will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year.

          (d) This election is effective for the taxable year of each party that includes the Effective Date and will remain in effect for all future taxable years for which this Agreement remains in effect.

                                    ARTICLE X
                                   INSOLVENCY

     SECTION 10.1. INSOLVENCY OF CEDING COMPANY.

          (a) In the event of the insolvency of the Ceding Company, the reinsurance shall be payable directly to the Ceding Company, or to its liquidator, receiver, conservator or statutory successor on the basis of claims filed and allowed in the liquidation proceeding, without diminution because of the insolvency of the Ceding Company.

          (b) The reinsurance shall be payable by the Reinsurer directly to the Ceding Company or to its domiciliary liquidator except: (1) where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of the Ceding Company or (2) where the Reinsurer, with the consent of the direct insured(s), has assumed such policy obligations of the Ceding Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Ceding Company to such payees. Any such payment made by the Reinsurer in accordance with the foregoing clauses (2) shall discharge the Reinsurer from its related payment obligation under the subject Ceded Policy.

          (c) The liquidator, receiver or statutory successor of the Ceding Company shall give written notice to the Reinsurer of the pendency of each claim against the Ceding Company with respect to such Reinsured Liabilities within a reasonable time after each such claim is filed in the insolvency, liquidation or rehabilitation proceeding. During the pendency of any such claims, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding in which such claim is to be adjudicated any defense or defenses that the Reinsurer may reasonably deem available to the Ceding Company or its liquidator, receiver or statutory successor. Subject to court approval, the expenses incurred in connection therewith by the Reinsurer shall be chargeable against the Ceding Company as part of the expense of such insolvency, liquidation or rehabilitation to the extent of a proportionate share of any benefit that accrues to the Ceding Company solely as a result of the defense or defenses undertaken by the Reinsurer.


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     SECTION 10.2. INSOLVENCY OF REINSURER.

          In the event of the insolvency, liquidation or rehabilitation of Arrow or the Segregated Account, the Ceding Company may provide the Reinsurer, its receiver, rehabilitator, conservator, liquidator or statutory successor with written notice of its intent to terminate all reinsurance in force under this Agreement, regardless of the duration the reinsurance has been in force or the amount retained by the Ceding Company on the Subject Contracts or the PL Contracts. The effective date of a termination due to the insolvency, liquidation or rehabilitation of Arrow or the Segregated Account is at the election of the Ceding Company.

                                   ARTICLE XI
                                   ARBITRATION

     SECTION 11.1. AGREEMENT TO ARBITRATE.

          All disputes between the parties arising out of this Agreement shall be referred to and settled by arbitration held in accordance with the guidelines set forth in the ARIAS-U.S. PRACTICAL GUIDE TO REINSURANCE ARBITRATION PROCEDURE
(2004) (except for the "STREAMLINED ARBITRATION PROCEDURES"); PROVIDED, that, notwithstanding anything to the contrary in the ARIAS-U.S. PRACTICAL GUIDE TO REINSURANCE ARBITRATION PROCEDURE, the arbitrators to be appointed to the arbitration panel shall be appointed in accordance with Section 11.3. It is specifically the intent of both parties that these arbitration provisions will replace any statutory provision, if any, relating to any arbitration procedures the provisions cover.

     SECTION 11.2. INITIATION OF ARBITRATION.

          Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other.

     SECTION 11.3. APPOINTMENT OF ARBITRATION PANEL.

          The arbitration panel shall consist of three members appointed in accordance with the ARIAS-U.S. NEUTRAL SELECTION PROCEDURE, as then currently in effect (including the suggested guidelines therein), except that the ARIAS-U.S. Executive Director's Office shall be requested to provide its initial list of thirty ARIAS-U.S. Certified Arbitrators exclusively from a pool of arbitrators that shall have no less than ten years of experience in the insurance or reinsurance industry and be active or retired officers of life insurance or life reinsurance companies.

     SECTION 11.4. LOCATION OF ARBITRATION.

          The arbitration proceeding shall take place in Boston, Massachusetts; PROVIDED, that the arbitration panel may, for the convenience of the parties and without changing the situs of the arbitration proceeding, take evidence at any place within or without Boston, Massachusetts.


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     SECTION 11.5. ARBITRATION AWARD.

          The arbitrators shall not be obligated to follow judicial formalities or the rules of evidence and shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitration panel shall be final and binding on the parties. Any award of the arbitration panel may be, alternatively or cumulatively, for money damages, an order requiring the performance of the obligations under this Agreement, or any other appropriate order or remedy. The arbitration panel may award interim relief, including pre-award security. The award shall assign all costs of the arbitration to one or more of the parties in such proportion as the arbitrators determine on an equitable basis, except each party shall bear its own attorneys fees, professional fees and expert witness costs. Judgment upon any award rendered in the arbitration may be entered in any court having jurisdiction.

     SECTION 11.6. WAIVER OF JURY TRIAL.

          Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                                   ARTICLE XII
                        OVERSIGHTS, ERRORS AND OMISSIONS

          Any inadvertent delays, errors or omissions on the part of one party occurring in connection with its obligations under this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have otherwise attached had such delay, error or omission not occurred.

                                  ARTICLE XIII
                                   TERMINATION

     SECTION 13.1. DURATION.

          This Agreement shall commence on the Effective Date and continue until the date on which this Agreement is terminated under Section 13.2 or Section 13.3, except that under no circumstances shall any termination of this Agreement relieve either party from liability for any breach of this Agreement occurring prior to such termination or from its obligations under Section 3.5.

     SECTION 13.2. TERMINATION.

          This Agreement may be terminated by the mutual written consent of the Reinsurer and the Ceding Company. The Ceding Company shall not withhold its consent in the event it determines in good faith that there is no further current or potential future liability of the Reinsurer hereunder.


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     SECTION 13.3. TERMINATION BY THE CEDING COMPANY.

          The Ceding Company, in its sole discretion, shall have the option to terminate this Agreement upon thirty (30) days' prior written notice to the Reinsurer.

     SECTION 13.4. SETTLEMENT UPON TERMINATION.

          Upon the termination of this Agreement, the Ceding Company shall recapture all liabilities previously ceded to the Reinsurer and, subject to payment by the Reinsurer of any amounts due to the Ceding Company pursuant to this Section 13.4, the Reinsurer's liability under this Agreement will terminate (provided that such termination shall not relieve any party of any pre-termination breach of the Agreement). The Ceding Company shall prepare a Monthly Report for the period commencing on the first day of the then-current calendar month and ending on the date this Agreement is terminated pursuant to Sections 13.2 or 13.3, as applicable. On the fifth (5th) Business Day following the Monthly Report, (a) the parties shall pay any amounts due and owing on such Monthly Report, (b) the Ceding Company shall pay to the Reinsurer the then remaining Modco Deposit and (c) the Reinsurer shall transfer to the Ceding Company assets with an aggregate fair market value, as determined by the Ceding Company, equal to one-hundred percent (100%) of the amount representing the Quota Share of the General Account Modco Reserves, as determined by the Ceding Company as of the date of termination. The amounts paid pursuant to clause (a), (b) and (c) shall be setoff, and only the balance shall be allowed or paid by the applicable party.

                                   ARTICLE XIV
                                 INDEMNIFICATION

     SECTION 14.1. REINSURER'S OBLIGATION TO INDEMNIFY.

          The Reinsurer hereby indemnifies the Ceding Company and its directors, officers, employees, Affiliates, successors, permitted assigns, agents and representatives (collectively, the "CEDING COMPANY INDEMNITEES") from and against and agrees to hold each of them harmless from any and all claim, damage, loss, liability, fine and expense (including reasonable attorneys' fees and other expenses of investigation in connection with any action, suit or proceeding) (each, a "LOSS") incurred or suffered by the Ceding Company Indemnitees arising out of or resulting from any breach by the Reinsurer of any representation, warranty or term of this Agreement.

     SECTION 14.2. CEDING COMPANY'S OBLIGATION TO INDEMNIFY.

          The Ceding Company hereby indemnifies the Reinsurer and its directors, officers, employees, Affiliates, successors, permitted assigns, agents and representatives (collectively the "REINSURER INDEMNITEES") from and against and agrees to hold each of them harmless from any and all Losses incurred or suffered by Reinsurer Indemnitees arising out of or resulting from (a) any breach by the Ceding Company of any representation, warranty or term of this Agreement or (b) any litigation, claim, examination, investigation or other proceeding brought by a Person that is neither a party to this Agreement nor an Affiliate of such party, which if brought against the Ceding Company would be an Extra Contractual Obligation.

                                   ARTICLE XV
                                  MISCELLANEOUS

     SECTION 15.1. CURRENCY.

          All transactions hereunder shall be in United States currency. Premiums and Reinsured Liabilities expressed in currencies other than United States currency shall, for the purpose of this Agreement, be converted into United States dollars at the rates of exchange in effect on the date on which they are entered in the books of the Ceding Company.

     SECTION 15.2. NOTICES.

          All notices, requests, demands, approvals and other communications under this Agreement shall be in writing and shall be (i) delivered personally,
(ii) sent by facsimile transmission or (iii) sent by certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given: (a) upon actual delivery, if presented personally, (b) when electronically confirmed, if sent by facsimile transmission and (c) three (3) Business Days following deposit in the United States mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:

          If to the Ceding Company:

               Commonwealth Annuity and Life Insurance Company
               132 Turnpike Road
               Southborough, MA 01772
               Attn: Michael Reardon
                     President and CEO
               Telephone No.: (508) 460-2423
               Facsimile No.: (212) 493-0324

          with a copy to (which shall not constitute notice for purposes of this Section 15.2):

               Commonwealth Annuity and Life Insurance Company
               132 Turnpike Road
               Southborough, MA 01772
               Attn: Scott Silverman, Esq.
                     General Counsel and Secretary
               Telephone No.: (508) 460-2408
               Facsimile No.: (212) 493-9888

          If to Reinsurer:

               Arrow Capital Reinsurance Company, Limited
               (for Segregated Account 2009-001)
               Swan Building, 2nd Floor
               26 Victoria Street Hamilton HM 12, Bermuda
               Attention: Kymn Astwood,
                          President
               Telephone No.: 1-441-296-8107
               Facsimile No.: 1-441-295-5490

     SECTION 15.3. AMENDMENTS; WAIVER.

          (a) Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each party to this Agreement. Any change or modification to this Agreement shall be null and void unless made by an amendment hereto signed by each party to this Agreement.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 15.4. SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, and that any purported assignment without the consent of the other party shall be void and of no force or effect.

          (b) No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder

     SECTION 15.5. DUTY OF COOPERATION.

          Each party hereto shall cooperate fully with the other party hereto in all reasonable respects in order to accomplish the objectives of this Agreement.

     SECTION 15.6. SUBMISSION TO JURISDICTION.

          In the event of the failure of the Reinsurer to perform its obligations under the terms of this Agreement, the Reinsurer, at the request of the Ceding Company, shall submit to the jurisdiction of an alternative dispute resolution panel or any court of competent jurisdiction in any state of the United States, will comply with all requirements necessary to give such panel or court jurisdiction, and will abide by the final decision of such panel or court or of any appellate court in the event of an appeal of a decision by such panel or court. The Reinsurer hereby designates the Commissioner of the Massachusetts Division of Insurance or a designated attorney thereof as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company. The foregoing provision shall not in any way conflict with, limit or override the obligations of the parties to submit any disputes hereunder to arbitration in accordance with Article XI hereof.

     SECTION 15.7. GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof, except in relation to matters concerning the establishment and validity of the Segregated Account or the interpretation of the Private Act, which shall be governed by Bermuda law.

     SECTION 15.8. ENTIRE AGREEMENT.

          This Agreement constitutes the entire agreement between the parties with respect to the business being reinsured hereunder and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. There are no understandings between the parties with respect to the subject matter of this Agreement other than as expressed herein and therein.

     SECTION 15.9. SEVERABILITY.

          If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Ceding Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     SECTION 15.10. COUNTERPARTS.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be deemed to have been executed and delivered when each party hereto shall have received a counterpart hereof signed by the other party hereto and then become effective upon the Effective Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers, as of the Effective Date.

                                 COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY


                                 By: /s/ Michael Reardon
                                     -------------------------------------------
                                 Name:  Michael Reardon
                                 Title: President

                                 ARROW CAPITAL REINSURANCE COMPANY, LIMITED
                                 ACTING ON BEHALF, AND FOR THE BENEFIT, OF THE SEGREGATED ACCOUNT 2009-001


                                 By: /s/ Kymn Astwood
                                     -------------------------------------------
                                 Name:  KYMN ASTWOOD
                                 Title: President

                                                                       EXHIBIT A

                               MONTHLY SETTLEMENT

For each Monthly Period, the parties will effect a Monthly Settlement as follows:

                STATEMENT OF THE MONTHLY MODCO SETTLEMENT AMOUNT

General Account Modco Reserves as of
   the last day of the Monthly Period
   immediately preceding the most
   recently ended Monthly Period (A)        $        (A)
                                             --------

General Account Modco Reserves as of
   the last day of the most recently ended
   Monthly Period (B)                                (B)
Monthly General Account Reserve              --------
   Change: (A) - (B)                                      $
+ General Account Reinsurance Premium                      -------
   collected during month, adjusted in
   accordance with Section 5.2(b)
                                                           -------
+/- Separate Account Net Transfer made
   during month
                                                           -------
+ Interest and other earnings (including
   realized gains and losses, and changes
   in unrealized gains and losses with
   respect to derivatives only) accrued on
   the Modco Assets during month
                                                           -------
- General Account Expense Allowance
   accrued during month                                   (      )
                                                           ------
+ Quota Share of Separate Account
   Charges collected during month
                                                           -------
- Quota Share of Premium Taxes and
    Charged Assessments paid during
    month                                                 (      )
                                                           ------
- Quota Share of 1/12 Annual
   Administration Fees with respect to
   Subject Contracts                                      (      )
                                                           ------
- Quota Share of General Account
   Liabilities paid during month,
   adjusted in accordance with Section
   5.2(b)                                                 (      )
                                                           ------
Monthly Modco Settlement Amount: (C)                                  $      (C)
                                                                       ------

                                Exh. A-1

                       STATEMENT OF THE PL MODCO CONTRACTS

PL Modco Settlement Amount paid
   during month:
   (Paid by the Ceding Company to PL)/
   Paid to the Ceding Company by PL                       $
                                                           -------
- Quota Share of 1/12 Annual
   Administration Fees with respect to
   PL Contracts                                           ($      )
                                                            ------
Total Settlement with respect to PL
      Contracts (D)                                                   $      (D)
                                                                       ------

                         STATEMENT OF MONTHLY SETTLEMENT

Monthly Aggregate Settlement Amount
   (E) = (C) + (D)                                                    $      (E)
                                                                       ------

"MONTHLY AGGREGATE SETTLEMENT AMOUNT" (E) is payable to the Reinsurer if positive and, if negative, the absolute value is payable to the Ceding Company.

                                    Exh. A-2

                                                                   SCHEDULE 1.1A

                        DESCRIPTION OF SEPARATE ACCOUNTS

       CwA LEGACY               403b           HORIZON            PROTECTIVE
------------------------  ----------------  ------------  -------------------------
Separate Account VA-K     Commonwealth      Commonwealth  Protective Acquired
                          Annuity Separate  Annuity       Variable Annuity Separate
                          Account A         Separate      Account (formerly Chase
                                            Account A     Variable Annuity Separate
                                                          Account)
Commonwealth Annuity                                      KILICO Variable Annuity
Select Separate Account                                   Separate Account
(formerly Allmerica
Select Separate Account)
Separate Account VA-P                                     KILICO Variable Annuity
                                                          Account C
Separate Account KG                                       KILICO Variable Annuity
                                                          Separate Account -2
Separate Account KGC
Fulcrum Separate
Account
Separate Account VA-A
Separate Account VA-B
Separate Account VA-C
Separate Account VA-G
Separate Account VA-H
Separate Accounts D, E,
   and F


                                 Schedule 1.1A-1

                                  SCHEDULE 1.1B

                   POLICY FORMS CONSTITUTING SUBJECT CONTRACTS

       CwA LEGACY                  403b         HORIZON             PROTECTIVE
------------------------     ----------------  --------  ------------------------------
A3001-75                     A3038-07          A3040-09  L-8696
(75 series elective pay)     (Advantage IV)              L-8697
                                                         L-8698
                                                         (Preferred Plus)
A3002-75                     A3039-07                    L-8613
(75 series elective pay)     (Preferred Plus)            L-8614
                                                         L-8589
                                                         (Preferred)
A3003-75                                                 L-1600 (9/91)
(75 series elective pay)                                 L-1600 (10/93)
                                                         L-1650 (9/91)
                                                         L-1650 (10/93)
                                                         (Passport)
A3004-75                                                 L-1000 (6/93)
(75 series elective pay)                                 (Advantage III)
A3005-75                                                 L-5848 (1/82)
(75 Elect Payment Fixed)                                 L-5856 (4/85)
                                                         L-5881 (1/82)
                                                         L-5882 (1/82)
                                                         (Advantage III (KMSA)
A3006-75                                                 L-5454 (5/80)
(75 Elect Payment Fixed)                                 (Advantage I (SACA -
                                                         Annual))
A3007-78                                                 L-5672 (2/81)
(75 Elect Payment Fixed)                                 (Advantage I (SACB -
                                                         Quarterly))
A3008-78                                                 L-8823
(78 Single Pay Fixed)                                    L-8824
                                                         L-8825
                                                         (Zurich Archway & ZS4)
A3009-78                                                 S-3253
(78 Single Pay Fixed)                                    (Protective RSG Advantage III
                                                         (formerly Chase Advantage
                                                         III))
A3010-79                                                 S-3258
(79 Elect Payment Fixed)                                 (Protective FI Variable
                                                         Annuity (formerly Chase
                                                         Variable Annuity or "the One
                                                         Variable Annuity")
A3011-79                                                 S-3257
(79 Elect Payment Fixed)                                 (Protective RSB Preferred Plus


                                 Schedule 1.1B-1

       CwA LEGACY                  403b         HORIZON          PROTECTIVE
------------------------     ----------------  --------  -------------------------
                                                         (formerly Chase Insurance
                                                         Preferred Plus)
A3012-79
(78/79 series elective pay)
A3013-79
(78/79 series elective pay)
A3014-79
(78/79 series single pay)
A3015-79
(78/79 series single pay)
A3016-84
(Exec Ann Single Pay
Fixed)
A3017-86
Exec Ann II - Single Pay
Fixed
A3018-91
(Exec Annuity Plus 91 (3))
A3019-92
(Delaware Medallion I)
A3020-92
(Select Resource I)
A3021-93
(Exec Annuity Plus 93)
A3022-93
(Delaware Medallion II)
A3023-95
(Pioneer Vision 1)
A3025-96
(Advantage, Select
Resource II, Delaware
Medallion III, Pioneer
Vision 2, Scudder Gateway
Elite)
A3026-96
(Scudder Gateway
Custom)
A3027-98
(Scudder Advisor, Pioneer
C-Vision, Select Charter)
A3028-99
(Delaware Golden
Medallion, Pioneer
XtraVision, Scudder


                                 Schedule 1.1B-2

       CwA LEGACY                  403b         HORIZON          PROTECTIVE
------------------------     ----------------  --------  -------------------------

Gateway Plus, Select
Reward)
A3029-99
(Immediate Advantage)
A3030-99
(Value Generation and
Directed Advisory
Solutions)
A3031-99
(Select Acclaim)
A3035-00
(Scudder Gateway
Incentive and Scudder
SBD with EDB)
A3036-01
(Premier Choice)
A3037-02
(Optim-L)
A3038-02
(Gateway Plus II)
AVA-FP-67
(67 series elective pay)
AVA-FP-69
(69 series elective pay)
AVA-SP-67
(67 series single pay)
AVA-SP-69
(69 series single pay)
AVA-ST-67
(67 series stipulated pay)
VFR - 68
(67 series group elective
(GA))
VFS -68
67 series group elective
(GB), Flexible Fixed (84-
92)
Colonial AVA (single pay)


                                 Schedule 1.1B-3

                                                                    SCHEDULE 7.5

                            Qualifying Distributions

YEAR   TOTAL ECONOMIC CAPITAL
----   ----------------------
2010             53
2011             46
2012             40
2013             35
2014             31
2015             27
2016             23
2017             20
2018             18
2019             16
2020             14
2021             12
2022             11
2023              9
2024              8
2025              7
2026              6
2027              5
2028              5
2029              4


                                 Schedule 7.5-1